                                                                    EXHIBIT 99.1

                PLANET POLYMER TECHNOLOGIES, INC. AND SUBSIDIARY

                           CONSOLIDATED BALANCE SHEET
                                 ---------------


                                                                                      UNAUDITED
                                                                                   ----------------
 ASSETS                                                                            JANUARY 31, 1999
                                                                                   ----------------
Current assets:
     Cash and cash equivalents                                                       $    913,085
     Accounts receivable, net of allowance for doubtful accounts of $10,000               342,016
     Inventories, net                                                                     259,963
     Prepaid expenses                                                                      54,982
     Income tax receivable                                                                 30,168
                                                                                     ------------
           Total current assets                                                         1,600,214

Property and equipment, net of accumulated depreciation of $907,341                       742,203
Goodwill, net of accumulated amortization of $98,670                                      541,352
Patents and trademarks, net of accumulated amortization of $117,399                       317,364
Other assets                                                                                5,271
Deferred income taxes, net                                                                 32,144
                                                                                     ------------
           Total assets                                                              $  3,238,548
                                                                                     ============

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
     Accounts payable                                                                $    142,163
     Accrued payroll and vacation                                                          43,335
     Other accrued expenses                                                                 1,153
     Current portion of capital lease obligations                                          12,005
                                                                                     ------------
           Total current liabilities                                                      198,656

Capital lease obligations, less current portion                                            30,081
Other liabilities                                                                         265,842
                                                                                     ------------
           Total liabilities                                                              494,579
                                                                                     ------------

Commitments                                                                                     -

Shareholders' equity:
     Preferred Stock, no par value
        4,250,000 shares authorized
        No shares issued or outstanding                                                         -
     Series A Convertible Preferred Stock, no par value
        750,000 shares authorized
        500,000 shares issued and outstanding
        Liquidation preference $1,000,000                                                 804,435
     Common Stock, no par value
        20,000,000 shares authorized
        6,341,062 shares issued and outstanding                                        11,868,611
     Accumulated deficit                                                               (9,929,077)
                                                                                     ------------
           Total shareholders' equity                                                   2,743,969
                                                                                     ------------
           Total liabilities and shareholders' equity                                $  3,238,548
                                                                                     ============



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
                PLANET POLYMER TECHNOLOGIES, INC. AND SUBSIDIARY

                      CONSOLIDATED STATEMENT OF OPERATIONS
                                 ---------------


                                                      UNAUDITED
                                                    ----------------
                                                    ONE MONTH ENDED
                                                    JANUARY 31, 1999
                                                    ----------------
Sales                                                 $   177,947
Cost of sales                                             163,503
                                                      -----------
       Gross profit                                        14,444
                                                      -----------
Operating expenses:
    General and administrative                             68,125
    Marketing                                              15,828
    Research and development, net                          13,204
                                                      -----------
       Total operating expenses                            97,157
                                                      -----------
       Loss from operations                               (82,713)
Other income, net                                             828
                                                      -----------
       Loss before income taxes                           (81,885)
Income tax expense                                           (280)
                                                      -----------
       Net loss                                       $   (82,165)
                                                      ===========
       Loss per share (basic and diluted)             $     (0.01)
                                                      ===========
       Shares used in per share computation             5,986,223
                                                      ===========



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